Exhibit 1.1

Constellation Energy Partners LLC

4,500,000 Common Units

Representing Class B Limited Liability Company Interests

Underwriting Agreement

New York, New York

November 14, 2006

Citigroup Global Markets Inc.

Lehman Brothers Inc.

As Representatives of the several Underwriters,

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

Constellation Energy Partners LLC, a limited liability company organized under the laws of Delaware (the “Company”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, 4,500,000 common units each representing a Class B limited liability company interest (“Common Units”) of the Company as set forth in Schedule I hereto (said Common Units to be issued and sold by the Company being hereinafter called the “Underwritten Units”). The Company also proposes to grant to the Underwriters an option to purchase up to 675,000 additional Common Units to cover over-allotments (the “Option Units”; the Option Units, together with the Underwritten Units, being hereinafter called the “Units”).

To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Certain terms used herein are defined in Section 19 hereof.

As of the date hereof:

(a) Constellation Energy Group, Inc., a Maryland corporation (“Constellation”), is the indirect sole shareholder of Constellation Holdings, Inc., a Maryland corporation (“CHI”) and the indirect sole member of CEP Equity II, LLC, a Delaware limited liability company (“CEP Equity”). CHI is the indirect sole shareholder of Constellation Energy Commodities Group, Inc., a Delaware corporation (“CCG”). CCG is the sole member of Constellation Energy Partners Holdings, LLC, a Delaware limited liability company (“CEPH”). CEPH is the sole member of Constellation Energy Partners Management, LLC, a Delaware limited liability company (“CEPM”).

(b) The Company is the sole member of Robinson’s Bend Marketing II, LLC, a Delaware limited liability company (“RB Marketing”), Robinson’s Bend Operating II, LLC, a Delaware limited liability company (“RB Operating”) and Robinson’s Bend Production II, LLC, a Delaware limited liability company (“RB Production” and together with RB Marketing and RB Operating, the “Operating Subsidiaries”).

(c) The Company and the Operating Subsidiaries have entered into the Credit Agreement (the “Credit Agreement”) dated October 31, 2006 by and among the Company and the Royal Bank of Scotland plc, as Administrative Agent, RBS Securities Corporation, as Lead Arranger and Sole Book Runner, BNP Paribas, and Wachovia Bank N.A. as Co-Syndication Agents, and the lenders party thereto, which provides for a reserve-based credit facility with an initial borrowing base of $75.0 million (the “Reserve-Based Credit Facility”).

Immediately prior to or on the Closing Date (as defined in Section 3 hereof), the following transactions will occur:

(a) The limited liability company interests held in the Company by CEPH will be converted into 226,406 Class A units each representing a Class A limited liability company interest (“Class A Units”) of the Company, 6,593,894 Common Units (“Sponsor Common Units”) and the management incentive interests (as defined in the Company LLC Agreement (as defined herein)) (“Management Incentive Interests”).

(b) CHI, CEPH, CEPM, the Company and CEP Equity will enter into various bills of sale, assignments, conveyances and related documents (collectively, the “Contribution Documents”) pursuant to which the following transactions will occur immediately prior to or on the Closing Date:

(1) Upon such conversion as described in clause (a) above, CEPH will contribute the Class A Units and the Management Incentive Interests to CEPM.

(2) CHI will contribute to the Company $8.0 million (“Class D Contribution”) in exchange for all of the Class D interests (“Class D Interests”) of the Company.

(3) The Company will sell to CEP Equity an undivided mineral interest in certain properties of the Company described in the Prospectus as the “Floyd Shale Rights.”

(c) The Company will borrow $30.0 million under its Reserve-Based Credit Facility (“Debt Proceeds”).

(d) The public, through the Underwriters, will contribute $94.5 million (the “Offering Proceeds”) to the Company in exchange for 4,500,000 Common Units representing a 40% limited liability company interest in the Company.

(e) The Company will use the Offering Proceeds, the Debt Proceeds and the Class D Contribution to (i) pay the underwriting discounts and commissions and the structuring fee related to the offering of the Units, (ii) pay approximately $3.2 million (excluding the underwriting discounts and commissions and the structuring fee) in offering expenses incurred by the Company, (iii) distribute $111.0 million to CEPH as reimbursement for capital expenditures incurred by CCG, (iv) repay $8.0 million of indebtedness outstanding under the Reserve-Based Credit Facility and (v) provide $3.9 million of working capital.

(f) CEPH and CHI will enter into the Second Amended and Restated Operating Agreement of the Company (the “Company LLC Agreement”).

(g) The Company, CCG and the Operating Subsidiaries will enter into the Omnibus Agreement (the “Omnibus Agreement”).

(h) The Company and CEPM will enter into the Management Services Agreement (the “Management Agreement”).

(i) The Company and Constellation will enter into the Trademark License Agreement (the “License Agreement”).

(j) If the Underwriters exercise their option to purchase any Option Units within 30 days after the date of this Agreement as provided for in Section 2, the Company will sell the Option Units to the Underwriters at the price set forth in Section 2.

The Company and the Operating Subsidiaries are hereinafter referred to as the “Constellation Parties.” CHI, CCG, CEPH, CEPM, CEP Equity and the Constellation Parties are sometimes referred to herein collectively as the “Constellation Entities.” Constellation and the Constellation Entities are referred to herein collectively as the “Constellation Group.”

1. Representations and Warranties. The Constellation Parties and CCG, jointly and severally, represent and warrant to, and agree with, each Underwriter as set forth below in this Section 1.

(a) The Company has prepared and filed with the Commission a registration statement on Form S-1 (File No. 333-134995), including a related preliminary prospectus, for registration under the Act of the offering and sale of the Units. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Company may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus in accordance with Rule 424(b). As filed, such final prospectus shall contain all information required by the Act and the rules thereunder and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

(b) On the Effective Date, the Registration Statement and the Preliminary Prospectus included therein as of the Effective Date did, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Units are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, the Preliminary Prospectus included in the Registration Statement on the Effective Date or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement, the Preliminary Prospectus included in the Registration Statement on the Effective Date or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8 hereof. Each of the statements made by the Company in such documents within the coverage of Rule 175(b), including (but not limited to) any projections or statements with respect to future available cash or future cash distributions of the Company or the anticipated ratio of taxable income to distributions and any statements made in support thereof or related thereto under the headings “How We Make Cash Distributions” and “Cash Distribution Policy and Restrictions on Distributions,” was made or will be made with a reasonable basis and in good faith.

(c) (i) The Disclosure Package and the price to the public, the number of Underwritten Units and the number of Option Units to be included on the cover page of the Prospectus, when taken together as a whole, and (ii) each electronic road show when taken together as a whole with the Disclosure Package, and the price to the public, the number of Underwritten Units and the number of Option Units to be included on the cover page of the Prospectus, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(d) (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(e) Each Issuer Free Writing Prospectus complies or will comply in all material respects with the applicable requirements of the Act and the rules thereunder on the date of first use, and the Company has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Act and the rules thereunder. The Company has not made any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II hereto and any electronic road show. The Company has retained in accordance with the Act and the rules thereunder all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Act and the rules thereunder.

(f) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8 hereof.

(g) Each of CCG, CEPH, CEPM, CEP Equity and the Constellation Parties has been duly formed or incorporated, as the case may be, and is validly existing in good standing as a limited liability company or corporation, as the case may be, under the laws of the State of Delaware with full limited liability company or corporate, as the case may be, power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement and the Operative Agreements, as the case may be, and is duly registered or qualified to do business as a foreign limited liability company or corporation, as the case may be, and is in good standing under the laws of each jurisdiction which requires such registration or qualification, all of such jurisdictions being listed on Schedule II hereto, except where failure to so register or qualify could not reasonably be expected to (i) have a material adverse effect on the condition (financial or otherwise), earnings, business, properties, operations or prospects, of the Constellation Parties, taken as a whole, whether or not arising from transactions in the ordinary course of business (“Material Adverse Effect”) or (ii) subject the members of the Company to any material liability or disability.

(h) Each of Constellation and CHI has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland with full corporate power and authority to own, lease and operate its properties and to conduct its business in which it is engaged and to enter into and perform its obligations under this Agreement and the Operative Agreements, as the case may be, and is duly registered or qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such registration or qualification, all of such jurisdictions being listed on Schedule II hereto, except where failure to so register or qualify could not reasonably be expected to (i) have a Material Adverse Effect or (ii) subject the members of the Company to any material liability or disability.

(i) At the Closing Date, other than the Units, the Company will have no limited liability company interests issued and outstanding other than the following:

(1) the Class D Interests held by CHI;

(2) the Sponsor Common Units held by CEPH; and

(3) the Class A Units and the Management Incentive Interests held by CEPM.

All of such Class D Interests, Sponsor Common Units, Class A Units and Management Incentive Interests will be duly authorized and validly issued in accordance with the Company LLC Agreement and will be fully paid (to the extent required in the Company LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and CHI, CEPH and CEPM will own such Class D Interests, Sponsor Common Units, Class A Units and Management Incentive Interests, in each case, free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances (except restrictions on transferability as contained in the Company LLC Agreement); and the Class D Interests, Sponsor Common Units, Class A Units and Management Incentive Interests when issued and delivered will conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Prospectus.

(j) The Units to be issued and sold by the Company to the Underwriters pursuant to this Agreement will be duly authorized in accordance with the Company LLC Agreement and, when issued and delivered to and paid for by the Underwriters in accordance with this Agreement and the Company LLC Agreement, will be validly issued in accordance with the Company LLC Agreement, fully paid (to the extent required in the Company LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); the Units when issued and delivered against payment therefor in accordance with this Agreement and the Company LLC Agreement will conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Prospectus.

(k) The Company owns directly 100% of the limited liability company interests in each of the Operating Subsidiaries; such limited liability company interests have been duly authorized and validly issued in accordance with the respective limited liability company agreements of each of the Operating Subsidiaries, as the case may be, (as to each individual Operating Subsidiary, the “Operating Subsidiary LLC Agreement”) and are fully paid (to the extent required in the applicable Operating Subsidiary LLC Agreement) and nonassessable (except as such nonassessability may be affected by

Sections 18-607 and 18-804 of the Delaware LLC Act); and the Company directly owns such limited liability company interests free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances, other than those permitted or arising under the Credit Agreement and restrictions on transferability contained in any of the Operating Subsidiaries LLC Agreements.

(l) Other than the Company’s ownership of 100% of the limited liability company interests in each of the Operating Subsidiaries, none of the Company or any of the Operating Subsidiaries owns or will own directly or indirectly any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(m) Constellation directly or indirectly owns 100% of the outstanding capital stock or limited liability company interests, as the case may be, of each of CHI, CCG, CEPM, CEPH and CEP Equity; all such stock or limited liability company interests have been duly authorized and validly issued in accordance with the certificate of incorporation and bylaws or certificate of formation and the limited liability company agreement of each of CHI, CCG, CEPM, CEPH and CEP Equity, as the case may be (as to each of CHI, CCG, CEPM, CEPH and CEP Equity, the “Constellation Subsidiary Operative Document”) and are fully paid (to the extent required in the applicable Constellation Subsidiary Operative Document) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and Constellation directly or indirectly owns all such stock or limited liability company interests, as the case may be, free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(n) The Company’s authorized equity capitalization is as set forth in the Disclosure Package and the Prospectus.

(o) (i) Except as described in the Disclosure Package and the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of any equity securities of the Company or any Operating Subsidiary; (ii) except as described in the Disclosure Package and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for limited liability company interests of or ownership interests in the Company or any Operating Subsidiary are outstanding; and (iii) neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Company or any Operating Subsidiary.

(p) The sale and issuance of the Sponsor Common Units to CEPH, the Class D Interests to CHI and the Class A Units and the Management Incentive Interests to CEPM pursuant to the Operative Agreements, as applicable, are exempt from the registration requirements of the Act and the securities laws of any state having jurisdiction with respect thereto, and none of the Constellation Parties has taken or will take any action that would cause the loss of such exemption.

(q) The Company has all requisite limited liability company power and authority to issue, sell and deliver (i) the Units, in accordance with and upon the terms and conditions set forth in this Agreement and the Company LLC Agreement, and (ii) the Class D Interests, Sponsor Common Units, Class A Units and Management Incentive Interests, in accordance with and upon the terms and conditions set forth in the Company LLC Agreement and the Contribution Documents. All corporate and limited liability company action, as the case may be, required to be taken by the Constellation Entities or any of their stockholders or members for (i) the authorization, issuance and sale of the Units, Class D Interests, Sponsor Common Units, Class A Units and Management Incentive Interests, and the delivery of the same if certificated, (ii) the execution and delivery by the Constellation Entities of the Operative Agreements (as defined in Section 1(s) hereof) and (iii) the consummation of the transactions contemplated by this Agreement and the Operative Agreements, shall have been validly taken.

(r) This Agreement has been duly authorized and validly executed and delivered by the Constellation Parties and CCG.

(s) On or before the Closing Date:

(1) the Company LLC Agreement will have been duly authorized, executed and delivered by CEPH and CHI and will be a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms;

(2) each of the Operating Subsidiaries LLC Agreements will have been duly authorized, executed and delivered by the Company and any other necessary parties, as applicable, and will be a valid and legally binding agreement of the respective parties, enforceable against the respective parties in accordance with its terms;

(3) the Omnibus Agreement will have been duly authorized, executed and delivered by each of CCG, the Company and the Operating Subsidiaries, and will be a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms;

(4) the Credit Agreement will have been duly authorized, executed and delivered by the Company and will be a valid and legally binding agreement of it, enforceable against it, in accordance with its terms;

(5) each of the Contribution Documents will have been duly authorized, executed and delivered by the Constellation Entities party thereto and will be a valid and legally binding agreement of such parties thereto, enforceable against such parties thereto in accordance with its terms; and

(6) the Management Agreement will have been duly authorized, executed and delivered by the Company and CEPM and will be a valid and legally binding agreement of such parties thereto, enforceable against such parties thereto in accordance with its terms;

(7) the License Agreement will have been duly authorized, executed and delivered by the Company and Constellation and will be a valid and legally binding agreement of such parties thereto, enforceable against such parties thereto in accordance with its terms;

provided that, with respect to each agreement described in this Section 1(s) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); provided further; that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy.

The Company LLC Agreement, the Operating Subsidiaries LLC Agreements, the Omnibus Agreement, the Credit Agreement, the Management Agreement, the License Agreement and the Contribution Documents, as they may be amended or restated at or prior to the Closing Date, are herein collectively referred to as the “Operative Agreements.”

(t) The Units have been approved for listing on the New York Stock Exchange Arca (the “NYSE Arca”), subject to official notice of issuance.

(u) Except as otherwise disclosed in the Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given in the Disclosure Package and the Prospectus, (i) there has been no material loss or interference with the business or properties of the Constellation Parties from fire, explosion, flood or other accident or calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order, investigation or decree; (ii) there has been no adverse change, or any development, individually or in the aggregate, that could reasonably be expected to result in a material adverse change, in the general affairs, condition (financial or otherwise), management, earnings, business, properties, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Constellation Parties, taken as a whole; (iii) none of the Constellation Parties has incurred any material liability or obligation, direct, indirect or contingent, or entered into any material transaction or agreement; and (iv) there has been no material change in the consolidated capitalization of the Constellation Parties, taken as a whole.

(v) There is no franchise, contract or other document of a character required to be described in the Registration Statement or the Prospectus, or to be filed as an exhibit to the Registration Statement, which is not described or filed as required by the Act (and the Preliminary Prospectus included in the Registration Statement at the Effective Date contains in all material respects the same description of the foregoing matters contained in the Prospectus); and the statements in the Preliminary Prospectus included in the Registration Statement at the Effective Date and the Prospectus under the headings “Summary—The Offering,” “How We Make Cash Distributions,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Capital Resources and Liquidity—Reserve-Based Credit Facility,”

“Business—Natural Gas Data—Torch Royalty NPI”, “Business—Environmental Matters and Regulation,” “Business—Legal Proceedings,” “Certain Relationships and Related Party Transactions,” “Conflicts of Interest and Fiduciary Duties,” “Description of the Common Units,” “The Limited Liability Company Agreement,” “Investment in Our Company by Employee Benefit Plans,” “Material Tax Consequences” and “Underwriting” insofar as such statements summarize the law, agreements, documents or proceedings discussed therein, are accurate and fair summaries in all material respects of such law, agreements, documents or proceedings, except that no representation or warranty is given herein as to the information described in Section 8 hereof specifically identified as information furnished by any Underwriter.

(w) None of the Constellation Parties is or, after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(x) Except such as have been obtained or made by the Company under the Act, the Exchange Act and applicable state securities laws, no consent, approval, authorization, filing with or order of any court or governmental agency or body is required by any member of the Constellation Group for the execution, delivery and performance by any Constellation Group member of this Agreement or the Operative Agreements to which such member of the Constellation Group is a party or for the consummation of the transactions contemplated herein and in the Disclosure Package and the Prospectus.

(y) None of the offering, issuance or sale of the Units, the application of the proceeds therefrom as described under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus, the execution, delivery or performance of this Agreement or the Operative Agreements by any member of the Constellation Group that is a party thereto or the consummation by any member of the Constellation Group of any of the transactions contemplated herein or therein, conflict or will conflict with, or result or will result in, a breach or violation of or a default under (or an event which, with notice or lapse of time or both would constitute such an event), or imposition of any lien, charge or encumbrance upon any property or assets of any member of the Constellation Group (other than the liens, charges and encumbrances to be imposed or permitted under the Credit Agreement as described in the Disclosure Package and the Prospectus) pursuant to, (i) the certificate of formation, limited liability company agreement, certificate of incorporation and bylaws or other organizational documents of any member of the Constellation Group, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any member of the Constellation Group is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to any member of the Constellation Group of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over any member of the Constellation Group or any of its properties.

(z) The historical financial statements (including the related notes and supporting schedules) included in the Disclosure Package, the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The financial data set forth under the captions “Summary—Summary Historical and Pro Forma Consolidated Financial Data,” “Summary—Non-GAAP Financial Measure—Adjusted EBITDA,” “Capitalization” and “Selected Historical and Pro Forma Consolidated Financial Data” in the Disclosure Package, the Prospectus and Registration Statement fairly present in all material respects, on the basis stated in the Disclosure Package, the Prospectus and the Registration Statement, the information included therein. The pro forma financial statements included in the Disclosure Package, the Prospectus and the Registration Statement include assumptions that provide a reasonable basis for presenting in all material respects the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect in all material respects to those assumptions, and the pro forma adjustments reflect in all material respects the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Disclosure Package, the Prospectus and the Registration Statement. The pro forma financial statements included in the Disclosure Package, the Prospectus and the Registration Statement comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements. No other financial statements or supporting schedules are required to be included in the Registration Statement. As of September 30, 2006, the Company would have had on the consolidated pro forma basis indicated in the Disclosure Package and the Prospectus, a consolidated pro forma capitalization in all material respects as set forth therein.

(aa) Except as set forth in or contemplated in the Disclosure Package and the Prospectus, no action, suit, proceeding, inquiry or investigation by or before any court or governmental or other regulatory or administrative agency, authority or body or any arbitrator involving any of the Constellation Parties or its or their property is pending or, to the knowledge of the Constellation Parties, threatened or contemplated that (i) could reasonably be expected to have a material adverse effect on the performance by any member of the Constellation Group of this Agreement or any of the Operative Agreements or the consummation by any member of the Constellation Group of any of the transactions contemplated herein or therein; (ii) could reasonably be expected to have a Material Adverse Effect; or (iii) that are required to be described in the Preliminary Prospectus or the Prospectus but are not described as required.

(bb) Netherland, Sewell & Associates, Inc. are independent petroleum engineers with respect to the Constellation Parties.

(cc) Except as described in the Disclosure Package and the Prospectus, the oil and gas reserve estimates of the Constellation Parties contained in the Registration Statement, the Disclosure Package and the Prospectus that have been prepared by the Company have been so prepared in all material respects in accordance with the Commission guidelines applied on a consistent basis throughout the periods involved and none of the Constellation Parties has any reason to believe that such reserve estimates do not fairly reflect the oil and gas reserves of the Constellation Parties as the dates indicated in the Registration Statement, the Disclosure Package and the Prospectus.

(dd) The Constellation Parties have good and indefeasible title to the interests in the oil and gas properties underlying the Company’s estimates of its net proved reserves contained in the Registration Statement, the Disclosure Package and the Prospectus and to all other real and personal property reflected in the Registration Statement, the Disclosure Package and the Prospectus as assets owned by them, in each case free and clear of all liens, encumbrances and defects except as such are described in the Registration Statement, the Disclosure Package and the Prospectus or are permitted or arise under the Credit Agreement; and any other real property and buildings held under lease by the Constellation Parties are held by them under valid, subsisting and enforceable leases with such exceptions as could not reasonably be expected to have a Material Adverse Effect; the working interests derived from oil, gas and mineral leases or mineral interests which constitute a portion of the real property held or leased by the Constellation Parties reflect in all material respects the right of the Constellation Parties to explore, develop or produce hydrocarbons from such real property as described in the Disclosure Package and the Prospectus, and the care taken by the Constellation Parties with respect to acquiring or otherwise procuring such leases or mineral interests was generally consistent with standard industry practices in the areas in which the Constellation Parties operate for acquiring or procuring leases and interests therein to explore, develop or produce hydrocarbons.

(ee) No member of the Constellation Group is in violation, breach or default (or, with the giving of notice or lapse of time, would be in violation, breach or default) of (i) any provision of its certificate of formation, limited liability company agreement or other organizational documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject (not including the agreements described in clause (iv) below and, with respect to the Execution Time only, not including the Credit Agreement), (iii) any statute, law, rule, regulation, judgment, order or decree of any court, governmental, regulatory or administrative authority, agency or body, arbitrator or other authority having jurisdiction over such Constellation Group member or any of its properties, as applicable, or (iv) the Oil and Gas Purchase Agreement dated October 1, 1993 by and between Torch Energy Marketing, Inc., Torch Royalty Company and Velasco Gas Co. Ltd. (the “Oil and Gas Purchase Agreement”) or the Net Overriding Royalty Conveyance dated November 22, 1993 but effective as of October 1, 1993, from, pursuant to Part I thereof, Velasco Gas Company, L.P. and Torch Energy Advisors Incorporated and, pursuant to Part II thereof, from Torch Energy Advisors Incorporated to the Trust (the “Net Overriding Royalty Conveyance”). To the knowledge of the Constellation Parties, (i) no third party to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any Constellation Group member is a party or by which any of them is bound or to which any of their properties is subject, including the Oil and Gas Purchase Agreement or the Net Overriding Royalty Conveyance, is in default under any such agreement, which default would, if continued, have a Material Adverse Effect; and (ii) no party to any such agreement referred to in clause (i) of this sentence has asserted that any member of the Constellation Group is in default under any such agreement.

(ff) Except as set forth in the Disclosure Package and the Prospectus, to the knowledge of the Constellation Parties, no action has been taken or threatened by the trustee of Torch Energy Royalty Trust (the “Trust”) or any holder of Trust units or any other person to terminate the Trust.

(gg) PricewaterhouseCoopers LLP, who has certified certain financial statements (including the related notes and supporting schedules) filed with the Commission as part of the Registration Statement and included in the Disclosure Package and the Prospectus and delivered their reports related thereto, is an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder and was during the periods covered by the financial statements on which they reported.

(hh) There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery by the Constellation Parties of this Agreement or the issuance or sale by the Company of the Units.

(ii) Each of the Constellation Parties has filed in a timely manner all federal, state and local tax returns that are required to be filed or has requested extensions thereof, which such returns and extensions are correct and complete in all material respects, and has paid in a timely manner all taxes required to be paid by any of them and any other assessment, fine or penalty levied against any of them, to the extent that any of the foregoing is due and payable, except for (i) any such tax, assessment, fine or penalty that is currently being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles or (ii) where the failure to pay would not have a Material Adverse Effect.

(jj) No labor problem or dispute with the employees of any of the Constellation Parties or CEPM exists or is threatened or imminent, and the Constellation Parties are not aware of any existing or threatened or imminent labor disturbance by the employees of any of the Constellation Parties’ principal suppliers, contractors or customers, that could have a Material Adverse Effect.

(kk) The Constellation Parties maintain insurance covering their respective properties, operations, personnel and businesses as each of the Constellation Parties reasonably deems adequate; such insurance insures against such losses and risks to an extent that is adequate in accordance with customary industry practice to protect the Constellation Parties and their respective businesses; all such insurance is fully in force;

none of the Constellation Parties has reason to believe that it will not be able to renew any such insurance as and when such insurance expires.

(ll) No Operating Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Operating Subsidiary’s limited liability company interests, from repaying to the Company any loans or advances to such Operating Subsidiary from the Company or from transferring any of such Operating Subsidiary’s property or assets to the Company or any other Operating Subsidiary, except as described in or contemplated by the Disclosure Package and the Prospectus.

(mm) Each of the Constellation Parties possesses all such valid and current licenses, certificates, permits and other authorizations issued by the appropriate foreign, federal, state or local regulatory authorities as are necessary to own or lease their respective properties and to conduct their respective businesses, and none of the Constellation Parties has received any notice of proceedings relating to the revocation or modification of, or noncompliance with, any such license, certificate, permit or authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(nn) The Constellation Parties maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Constellation Parties’ internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) are effective and the Constellation Parties are not aware of any significant deficiencies or material weakness in the internal controls over financial reporting of the Constellation Parties or any fraud, whether or not material, that involves management or other employees who have significant roles in the internal controls over financial reporting of the Constellation Parties.

(oo) The Constellation Parties maintain “disclosure controls and procedures” (as is defined in Rule 13a-15(e) under the Exchange Act); and such disclosure controls and procedures are effective.

(pp) No member of the Constellation Group has taken or will take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Units.

(qq) Except as otherwise disclosed in the Disclosure Package and the Prospectus, (i) none of the Constellation Parties is in violation of any federal, state or local law, regulation, order, permit or other requirement relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environment Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of any of the Constellation Parties under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has any of the Constellation Parties received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that any of the Constellation Parties is in violation of any Environmental Law, except as would not, individually or in the aggregate, have a Material Adverse Effect; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by any of the Constellation Parties, now or in the past (collectively, “Environmental Claims”), pending or, to the knowledge of the Constellation Parties, threatened against any of the Constellation Parties or any person or entity whose liability for any Environmental Claim any of the Constellation Parties has retained or assumed either contractually or by operation of law, except as would not, individually or in the aggregate, have a Material Adverse Effect; (iii) to the knowledge of the Constellation Parties, there are no past, present or anticipated future actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law, require expenditures to be incurred pursuant to Environmental Law, or form the basis of a potential Environmental Claim against the Company or any of the Operating Subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of the Operating Subsidiaries has retained or assumed either contractually or by operation of law, except as would not, individually or in the aggregate, have a Material Adverse Effect; and (iv) none of the Constellation Parties is subject to any pending or threatened proceeding under Environmental Law to which a governmental authority is a party and which has the potential to result in monetary sanctions of $100,000 or more.

(rr) None of the Constellation Parties has established or maintained any “pension plan” (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”)). Each of the Constellation Parties has fulfilled its obligations, if any, under Section 515 of ERISA. None of the Constellation Parties maintains or is required to contribute to a “welfare plan” (as defined in Section 3(1) of ERISA) which provides retiree or other post-employment welfare benefits or insurance coverage (other than “continuation coverage” (as defined in Section 602 of ERISA)). None of the Constellation Parties has incurred any withdrawal liability under Section 4201 of ERISA, any liability under Section 4062, 4063, or 4064 of ERISA, or any other liability under Title IV of ERISA.

(ss) Any statistical and market-related data included in the Disclosure Package and the Prospectus are based on or derived from sources the Constellation Parties believe to be reliable and accurate, and the Constellation Parties have obtained the written consent to the use of such data from such sources to the extent required.

(tt) There are no relationships or related party transactions involving the Constellation Group or any other person required to be described in the Preliminary Prospectus or the Prospectus that have not been described as required.

(uu) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Constellation Parties to or for the benefit of any of the officers or managers of any of the Constellation Parties or any affiliate thereof, except as disclosed in the Disclosure Package and the Prospectus.

(vv) There is and has been no failure on the part of the Company and any of the Company’s managers or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications, to the extent that the Company or any such managers or officers is or has been required to comply with such provision of the Sarbanes-Oxley Act.

(ww) None of the Constellation Parties or any manager, officer or employee or, to the knowledge of the Constellation Parties, any agent or other person associated with or acting on behalf of any of the Constellation Parties is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, the Operating Subsidiaries and, to the knowledge of the Constellation Parties, their affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xx) The operations of the Constellation Parties are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as

amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Constellation Parties with respect to the Money Laundering Laws is pending or threatened.

(yy) None of the Constellation Parties nor, to the knowledge of the Constellation Parties, any manager, officer, agent, employee or affiliate of the Constellation Parties is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and no member of the Constellation Group will, directly or indirectly, use the proceeds of the sale of the Units, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person known by such Constellation Group member to be currently subject to any U.S. sanctions administered by OFAC.

(zz) RB Marketing, RB Operating and RB Production are the only significant subsidiaries of the Company as defined by Rule 1-02 of Regulation S-X.

(aaa) Except as disclosed in the Disclosure Package and the Prospectus, none of the Constellation Parties has any material lending or other relationship with any bank or lender, in either case known by the Constellation Parties to be an affiliate of any Underwriter. The Company intends to use the proceeds from the sale of the Units hereunder as described under the caption “Use of Proceeds” in the Preliminary Prospectus included in the Registration Statement at the Effective Date and the Prospectus.

(bbb) None of the Constellation Entities has distributed any offering material in connection with the offering and sale of the Units other than the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Representatives in accordance with Section 5 or included in Schedule III hereto or the Registration Statement.

(ccc) Except as described in the Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between any of the Constellation Entities and any person that would give rise to a valid claim against any of the Constellation Entities or any Underwriter for a brokerage commission, finder’s fee or other like payments in connection with any transactions contemplated by this Agreement.

Any certificate signed by any officer of any of the Constellation Parties and delivered pursuant to this Agreement to the Representatives or counsel for the Underwriters in connection with the offering of the Units shall be deemed a representation and warranty by such Constellation Party, as the case may be, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $19.66125 per Common Unit, the number of the Underwritten Units set forth opposite such Underwriter’s name in Schedule I hereto.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 675,000 Option Units at the same purchase price per unit as the Underwriters shall pay for the Underwritten Units pursuant to Section 2(a) above. The Underwriters agree to exercise such option only to cover over-allotments in the sale of the Underwritten Units by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Company setting forth the number of Option Units as to which the several Underwriters are exercising the option and the settlement date. The number of Option Units to be purchased by each Underwriter shall be the same percentage of the total number of Option Units to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Units, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional units.

3. Delivery and Payment. Delivery of and payment for the Underwritten Units and the Option Units (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at 10:00 AM, New York City time, on November 20, 2006, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Units being herein called the “Closing Date”). Delivery of the Units shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Underwritten Units and the Option Units shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct not later than three Business Days prior to the Closing Date.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Company will deliver through the facilities of DTC the Option Units (at the expense of the Company) to the Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. If settlement for the Option Units occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Units, and the obligation of the Underwriters to purchase the Option Units shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4. Offering by Underwriters. The several Underwriters propose to offer the Units for sale to the public at the price as set forth in the Prospectus.

5. Agreements. The Constellation Parties agree with the several Underwriters that:

(a) Prior to the termination of the offering of the Units, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Units, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Units for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(c) If, at any time when a prospectus relating to the Units is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (i) notify the Representatives of any such event; (ii) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (iii) supply any such supplemented Prospectus to you in such quantities as you may reasonably request.

(d) As soon as practicable, the Company will make generally available to its securityholders and to the Representatives an earnings statement or statements of the Company and the Operating Subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e) The Company will furnish (or otherwise make available) to the Representatives and counsel for the Underwriters signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request.

(f) The Company will arrange, if necessary, for the qualification of the Units for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Units; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, in any jurisdiction where it is not now so subject.

(g) The Company will not, without the prior written consent of Citigroup Global Markets Inc. and Lehman Brothers Inc., offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other Common Units or any securities convertible into, or exercisable, or exchangeable for, Common Units; or publicly announce an intention to effect any such transaction, for a period of 180 days (such 180-day period, the “Lock-Up Period”) after the date of this Agreement.

Notwithstanding the foregoing paragraph, if (i) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company or any subsidiary thereof occurs or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed in the preceding paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless Citigroup Global Markets Inc. and Lehman Brothers Inc. waive such extension in writing.

(h) The Company will apply the net proceeds from the offering of the Units and the borrowings to be made on the Closing Date under the Reserve-Based Credit Facility as set forth in the Disclosure Package and the Prospectus.

(i) No member of the Constellation Group will take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Units.

(j) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Units; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Units, including any stamp or transfer taxes in connection with the original issuance and sale of the Units; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Units; (v) the registration of the Units under the Exchange Act and the listing of the Units on the NYSE Arca; (vi) any registration or qualification of the Units for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the National Association of Securities Dealers, Inc.; (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Units; (ix) the reasonable fees and expenses of the Company’s accountants and the reasonable fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other reasonable costs and expenses incident to the performance by the Company of its obligations hereunder.

(k) The Company agrees that, unless it has obtained or will obtain the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Units and the Option Units, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Constellation Parties contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Constellation Parties made in any certificates pursuant to the provisions hereof, to the performance by the Constellation Parties of their obligations hereunder and to the following additional conditions:

(a) The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Company shall have requested and caused Andrews Kurth LLP, counsel for the Company, Andrew Kidd, Divisional General Counsel to Constellation, Richards, Layton and Finger, P.A., special counsel to the Company and William T. Watson, LLC, special counsel to the Company, to have furnished to the Representatives their opinions, dated the Closing Date and any settlement date pursuant to Section 3 hereof, and addressed to the Representatives, substantially in the form as set forth in Exhibit B-1, Exhibit B-2, Exhibit B-3 and Exhibit B-4, respectively.

(c) The Representatives shall have received from Vinson & Elkins L.L.P., counsel for the Underwriters, such opinion or opinions, dated the Closing Date and any settlement date pursuant to Section 3 hereof, and addressed to the Representatives, with respect to the issuance and sale of the Units, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(d) The Company shall have furnished to the Representatives certificates of the officers of the Company, dated the Closing Date and any settlement date pursuant to Section 3 hereof, to the effect that the signers of each such certificate have carefully examined the Registration Statement, the Prospectus, the Disclosure Package, any Issuer Free Writing Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering of the Units, and this Agreement and that:

(i) the representations and warranties of the Constellation Parties in this Agreement are true and correct on and as of the Closing Date and any settlement date pursuant to Section 3 hereof, with the same effect as if made on the Closing Date and any settlement date pursuant to Section 3 hereof, and the Constellation Parties have complied with all the agreements and satisfied all the conditions on their part to be performed or satisfied at or prior to the Closing Date and any settlement date pursuant to Section 3 hereof;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the Constellation Parties, threatened; and

(iii) since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Constellation Parties, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(e) The Company shall have requested and caused PricewaterhouseCoopers LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date and any settlement date pursuant to Section 3 hereof, letters, dated respectively as of the Execution Time and as of the Closing Date and any settlement date pursuant to Section 3 hereof, in form and substance satisfactory to the Representatives, confirming that they are an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable rules and regulations adopted by the Commission thereunder and the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and that they have performed a review of the unaudited interim financial information of the Company for the nine-month periods ended September 30, 2006 and 2005 and as at September 30, 2006, in accordance with standards of the PCAOB as described in Statement on Auditing Standards No. 100 and stating in effect that:

(i) in their opinion the audited financial statements and financial statement schedules included in the Registration Statement, Preliminary Prospectus and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the Commission;

(ii) on the basis of a reading of the latest unaudited financial statements made available by the Company and the Operating Subsidiaries; their review, in accordance with standards of the PCAOB as described in Statement on Auditing Standards No. 100, of the unaudited interim financial information for the nine-month periods ended September 30, 2006 and 2005 and as at September 30, 2006; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the members and managers of the Company and the Operating Subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and the Operating Subsidiaries as to transactions and events subsequent to December 31, 2005, nothing came to their attention which caused them to believe that:

(a) the unaudited interim financial statements for the nine-month period ended September 30, 2006 and 2005 and as of September 30, 2006 included in the Registration Statement, Preliminary Prospectus and the Prospectus do not comply as to form in all material respects with applicable accounting requirements of the Act and with the related rules and regulations adopted by the Commission with respect to registration statements on Form S-1; and any material modifications should be made to said unaudited financial statements for them to be in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement, Preliminary Prospectus and the Prospectus;

(b) with respect to the period subsequent to September 30, 2006, there were any changes, at a specified date (to the extent possible) not more than five days prior to the date of the letter, in the long-term debt or total liabilities of the Company and the Operating Subsidiaries or in the members’ equity of the Company or decreases in working capital of the Company and the Operating Subsidiaries as compared with the amounts shown on the September 30, 2006 consolidated balance sheet included in the Registration Statement, Preliminary Prospectus and the Prospectus, or for the period from October 1, 2006 to such specified date (to the extent possible) there were any decreases, as compared with the corresponding period in the preceding year, in total revenues or net income or in total or per unit amounts of net income or increases in operating expenses of the Company and the Operating Subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; or

(c) the information included in the Registration Statement, Preliminary Prospectus and Prospectus in response to Regulation S-K, Item 301 (Selected Financial Data) and Item 302 (Supplementary Financial Information) is not in conformity in all material respects with the applicable disclosure requirements of Regulation S-K; and

(iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and the Operating Subsidiaries which are subject to controls over financial reporting or which has been derived directly from such accounting records by analysis or computation) set forth in the Registration Statement, Preliminary Prospectus and the Prospectus, including the information set forth under the captions “Summary—Summary Historical and Pro Forma Consolidated Financial Data”, “Summary—Non-GAAP Financial Measure—Adjusted EBITDA”, “Capitalization”, “Selected Historical and Pro Forma Consolidated Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Prospectus, agrees with the accounting records of the Company and the Operating Subsidiaries, excluding any questions of legal interpretation; and

(iv) on the basis of a reading of the unaudited pro forma financial statements included in the Registration Statement, Preliminary Prospectus and the Prospectus (the “pro forma financial statements”); carrying out certain specified procedures; inquiries of certain officials of the Company or its affiliates who have responsibility for financial and accounting matters; and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to their attention which caused them to believe that the unaudited pro forma financial statements do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

References to the Prospectus in this paragraph (e) include any supplement thereto at the date of the letter.

(f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Constellation Parties taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(g) The Company shall have requested and caused Netherland, Sewell & Associates, Inc. to have furnished to the Representatives, at the Execution Time and at the Closing Date and any settlement date pursuant to Section 3 hereof, letters, dated respectively as of the Execution Time and as of the Closing Date and any settlement date pursuant to Section 3 hereof, in form and substance satisfactory to the Representatives, confirming that they are independent petroleum engineers with respect to the Company and the Operating Subsidiaries; and that they have evaluated the estimates of proved reserves and future net revenue (including discounted values thereof) attributable to interests of the Company and the Operating Subsidiaries in certain oil and gas properties as of December 31, 2005 (the “Reserve Report”) and stating in effect that:

(1) they are familiar with the standards pertaining to the estimating and auditing of oil and gas reserve information promulgated by the Commission. Neither they, nor to their knowledge, any of their employees, officers or directors, own interests in any Constellation Entity or any oil and gas properties covered by the Reserve Report. They have not been employed by the Company or any Operating Subsidiary on a contingent basis;

(2) in their opinion, the information relating to estimated proved reserves, estimated future net revenue from proved reserves, and present worth of estimated future net revenue from proved reserves contained in the Reserves Report has been prepared in a manner consistent with the standards and definitions pertaining to the estimating and auditing of oil and gas reserve information promulgated by the Commission. Specifically, such information has been prepared in accordance with Paragraphs 10–13, 15, and 30(a)–(b) of Statement of Financial Accounting Standards No. 69 (November 1982) of the FASB and Rules 4–10(a) (1)–(13) of Regulation S–X and Rule 302(b) of Regulation S–K of the Commission;

(3) no additional information has been brought to their attention that would lead them to believe that there would be a material change in the estimates of proved reserves or future net revenues from proved reserves attributable to the interests of the Company and the Operating Subsidiaries in certain oil and gas properties covered by the Reserve Report, notwithstanding those changes that would result from a change in product prices and reductions for production since December 31, 2005; and

(4) you may rely upon their Reserve Report in the same manner as if such report was addressed to you.

(h) The Units shall have been approved for listing and admitted and authorized for trading on the NYSE Arca, and satisfactory evidence of such actions shall have been provided to the Representatives.

(i) At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each of CEPH, CEPM and each officer and manager of the Company addressed to the Representatives.

(j) The Representatives shall have received evidence reasonably satisfactory to them that each of the transactions contemplated by this Agreement and the Operative Agreements (other than the offering of the Units), including the closing of the Reserve-Based Credit Facility and the borrowings thereunder, has occurred or will occur as of the Closing Date on substantially the terms described in the Disclosure Package and the Prospectus.

(k) The Representatives shall have received from the Constellation Group such additional documents and certificates as the Representatives or counsel for the Underwriters may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Andrews Kurth LLP, 600 Travis, Suite 4200, Houston, Texas 77002, on the Closing Date and any settlement date pursuant to Section 3 hereof.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Units provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Units. Notwithstanding the foregoing, the Underwriters will reimburse the Company for certain actual expenses that are incurred by the Company in connection with transactions contemplated hereby in an amount of $236,250, in the event the option to cover over-allotments is not exercised, and $271,688, in the event such option is exercised in full (or such lower pro rata amount if such option is not fully exercised). Such reimbursement shall be made by wire transfer of immediately available funds to such account or accounts designated by the Company or such other method as agreed to by the parties hereto following delivery of reasonably satisfactory documentation of the expenses to the Representatives.

8. Indemnification and Contribution. (a) The Constellation Parties and CCG jointly and severally agree to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Units as originally filed or in any amendment thereof, or in any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Constellation Parties and CCG will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Constellation Parties and CCG may otherwise have.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Constellation Parties and CCG, each of their respective directors, managers (including any person who, with his or her consent, is named in the Registration Statement as about to become a manager of the Company), officers, and employees, and each person who controls any of the Constellation Parties or CCG within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Constellation Parties and CCG to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Underwriters severally confirm and the Constellation Parties and CCG acknowledge that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Units and, under the heading “Underwriting”, (ii) the list of Underwriters and their respective participation in the sale of the Units, (iii) the third full paragraph on page 171, (iv) the sixth full paragraph on page 171, (v) the third and fourth full paragraphs and the two last sentences in the fifth full paragraph on page 172 and (vi) the eighth full paragraph on page 173 in any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding. If the indemnifying party is obligated pursuant to this Section 8(c) to bear the reasonable fees, costs and expenses of separate counsel for the indemnified party, the indemnified party shall not, without the prior written consent of the indemnifying party, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution is sought hereunder.

(d) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Constellation Parties, CCG and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Constellation Parties, CCG and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Constellation Parties and CCG on the one hand and by the Underwriters on the other from the offering of the Units; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Units) be responsible for any amount in excess of the underwriting discount or commission applicable to the Units purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Constellation Parties, CCG and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Constellation Parties and CCG, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Constellation Parties and CCG shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Company, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Constellation Parties and CCG, on the one hand, or the Underwriters, on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Constellation Parties, CCG and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls any of the Constellation Parties and CCG within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each manager of the Company shall have the same rights to contribution as the Constellation Parties and CCG, subject in each case to the applicable terms and conditions of this paragraph (d).

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Units agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Units set forth opposite their names in Schedule I hereto bears to the aggregate amount of Units set forth opposite the names of all the remaining Underwriters) the Units which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Units which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Units set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Units, and if such nondefaulting Underwriters do not purchase all the Units, this Agreement will terminate without liability to any nondefaulting Underwriter or the Constellation Parties. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Constellation Parties prior to delivery of and payment for the Units, if at any time prior to such time (i) trading in the Company’s Common Units shall have been suspended by the Commission or the NYSE Arca or (ii) after the Effective Date any of the following shall have occurred: (a) trading in securities generally on the NYSE Arca shall have been suspended or limited or minimum prices shall have been established on such Exchange, (b) a banking moratorium shall have been declared either by Federal or New York State authorities or (c) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Preliminary Prospectus or the Prospectus (exclusive of any supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Constellation Parties or their officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Constellation Parties or any of the officers, directors, managers, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Units. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; or, if sent to the Constellation Parties, will be mailed, delivered or telefaxed to Divisional General Counsel, Constellation Energy Commodities Group, Inc. and confirmed to it at General Counsel, Constellation Energy Group, Inc.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, managers, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. No Fiduciary Duty. The Constellation Parties hereby acknowledge that (a) the purchase and sale of the Units pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company or any of the other members of the Constellation Group and (c) the engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Constellation Parties agree that they are solely responsible for making their own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company or any of the other members of the Constellation Group on related or other matters). The Constellation Parties agree that they will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to any of the Constellation Parties or any of the other members of the Constellation Group, in connection with such transaction or the process leading thereto.

15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Constellation Parties and the Underwriters, or any of them, with respect to the subject matter hereof.

16. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17. Waiver of Jury Trial. The Constellation Parties and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated herein.

18. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

19. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

20. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Statutory Prospectus, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus referred to in paragraph 1(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

“Prospectus” shall mean the prospectus relating to the Units that is first filed pursuant to Rule 424(b) after the Execution Time.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Units that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430A” and “Rule 433” refer to such rules under the Act.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

“Statutory Prospectus” shall mean the preliminary prospectus relating to the Units that is included in the Registration Statement relating to the Units immediately prior to the Execution Time, including any document that is incorporated by reference therein.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Constellation Parties and the several Underwriters.

Very truly yours, Constellation Energy Partners LLC

By:
Name: Title:	Felix J. Dawson Chief Executive Officer

Robinson’s Bend Production II, LLC

By:
Name: Title:	Felix J. Dawson Chief Executive Officer

Robinson’s Bend Operating II, LLC

By:
Name: Title:	Felix J. Dawson Chief Executive Officer

Robinson’s Bend Marketing II, LLC

By:
Name: Title:	Felix J. Dawson Chief Executive Officer

SIGNATURE PAGE

UNDERWRITING AGREEMENT

CONSTELLATION ENERGY PARTNERS LLC

Constellation Energy Commodities Group, Inc.

By:
Name: Title:	Felix J. Dawson Co-President and Co-Chief Executive Officer

SIGNATURE PAGE

UNDERWRITING AGREEMENT

CONSTELLATION ENERGY PARTNERS LLC

The foregoing Agreement is hereby

confirmed and accepted as of the

date first above written.

Citigroup Global Markets Inc.

Lehman Brothers Inc.

By:	Citigroup Global Markets Inc.

By:
Authorized Representative

By:	Lehman Brothers Inc.

By:
Authorized Representative

For themselves and the other

several Underwriters named in

Schedule I to the foregoing Agreement.

SIGNATURE PAGE

UNDERWRITING AGREEMENT

CONSTELLATION ENERGY PARTNERS LLC

SCHEDULE I

Underwriters	Number of Underwritten Units to be Purchased
Citigroup Global Markets Inc.	1,350,000
Lehman Brothers Inc.	1,350,000
UBS Securities LLC.	787,500
Wachovia Capital Markets, LLC	787,500
Scotia Capital (USA) Inc.	225,000

Total	4,500,000

SCHEDULE II

Jurisdictions of Foreign Registration or Qualification

Constellation Energy Group, Inc.

N/A

Constellation Holdings, Inc.

N/A

Constellation Energy Commodities Group, Inc.

N/A

Constellation Energy Partners Holdings, LLC

N/A

Constellation Energy Partners Management, LLC

Alabama (application made)

CEP Equity II, LLC

Alabama (application made)

Constellation Energy Partners LLC

Alabama (application made)

Maryland

Robinson’s Bend Marketing II, LLC

Alabama

Robinson’s Bend Operating II, LLC

Alabama

Robinson’s Bend Production II, LLC

Alabama

SCHEDULE III

Schedule of Free Writing Prospectuses included in the Disclosure Package

None.

EXHIBIT A

[Letterhead of officer, manager or major limited liability company interest holder of

Constellation Energy Partners LLC]

Constellation Energy Partners LLC

Public Offering of Common Units Representing Class B Limited Liability Company Interests

November     , 2006

Citigroup Global Markets Inc.

Lehman Brothers Inc.

As Representatives of the several Underwriters,

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), between Constellation Energy Partners LLC, a Delaware limited liability company (the “Company”), and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering of common units (the “Common Units”) representing Class B limited liability company interests of the Company.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc. and Lehman Brothers Inc., offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Common Units or any securities convertible into, or exercisable or exchangeable for such Common Units, or publicly announce an intention to effect any such transaction, for a period of 180 days (the “Lock-Up Period”) after the date of the Underwriting Agreement.

Notwithstanding the foregoing paragraph, if (i) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company or any subsidiary thereof occurs or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed in the preceding paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless Citigroup Global Markets Inc. and Lehman Brothers Inc. waive such extension in writing.

In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this letter.

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

The undersigned hereby represents and warrants that the undersigned has full power and authority to execute this letter and that, upon the request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

[Name] [Title]

Dated: November     , 2006

Exhibit B-1

Form of Opinion of Andrews Kurth LLP

(i) each of CEPH, CEPM and the Constellation Parties has been duly formed or incorporated, as the case may be, and is validly existing in good standing as a corporation or limited liability company, as applicable, under the laws of the State of Delaware, with full limited liability company or corporate, as the case may be, power and authority to own, lease and operate its properties and to conduct its business in which it is engaged, in each case in all material respects as described in the Disclosure Package and Prospectus, and to enter into and perform it obligations under the Agreement and the Operative Agreements, as the case may be, and is duly registered or qualified to do business as a foreign limited liability company or corporation, as the case may be, and is in good standing in each jurisdiction listed opposite its name on Schedule 1 hereto;

(ii) the Company is the owner of record of the issued and outstanding limited liability company interests in each of the Operating Subsidiaries; such limited liability company interests have been duly authorized and validly issued in accordance with the respective Operating Subsidiaries LLC Agreements and are fully paid (to the extent required in the applicable Operating Subsidiary LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Company owns such limited liability company interests free and clear of all liens, encumbrances (except those arising under the Credit Agreement and those restrictions on transferability included in the Operating Subsidiaries LLC Agreements, to which such interests are subject under applicable securities laws or as described in the Prospectus), security interest, charge or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Company as debtor is on file in the office of the Secretary of State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act;

(iii) Other than the Units, the Company has no limited liability company interests issued and outstanding other than the following:

(A) the Class D Interests held by CHI;

(B) the Sponsor Common Units held by CEPH; and

(C) the Class A Units and the Management Incentive Interests held by CEPM.

All of such Class D Interests, Sponsor Common Units, Class A Units and Management Incentive Interests have been duly authorized by the Company LLC Agreement and, when issued and delivered in accordance with the Company LLC Agreement, will be validly issued, fully paid (to the extent required in the Company LLC Agreement) and nonassessable (except as such nonassessability may be affected by (i) matters described in the Prospectus under the captions “The Limited Liability Company Agreement—Limited Liability” and “Risk Factors—Risks Related to our Structure—Unitholders may have liability to repay distributions,” and (ii) Sections 18-607 and 18-804 of the Delaware LLC Act); and CHI, CEPH and CEPM will own such Class D Interests, Sponsor Common Units, Class A Units and Management Incentive

Interests, in each case, free and clear of all liens, encumbrances (except restrictions on transferability as described in the Prospectus), security interest, charge or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming CHI, CEPH and CEPM, as the case may be, as debtor is on file in the office of the Secretary of State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act, restrictions on transfer under the Company LLC Agreement or applicable securities laws; the Class D Interests, Sponsor Common Units, Class A Units and Management Incentive Interests when issued and delivered will conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Prospectus.

(iv) the Units to be issued and sold by the Company to the Underwriters pursuant to the Agreement have been duly authorized by the Company LLC Agreement and, when issued and delivered to and paid for by the Underwriters in accordance with the Agreement and the Company LLC Agreement, will be validly issued, fully paid (to the extent required in the Company LLC Agreement) and nonassessable (except as such nonassessability may be affected by (i) matters described in the Prospectus under the captions “The Limited Liability Company Agreement—Limited Liability” and “Risk Factors—Risks Related to our Structure—Unitholders may have liability to repay distributions,” and (ii) Sections 18-607 and 18-804 of the Delaware LLC Act); the Units when issued and delivered against payment therefor in accordance with the Agreement and the Company LLC Agreement will conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Prospectus;

(v) except as described in the Disclosure Package and the Prospectus, the Class D Interests, Sponsor Common Units, Class A Units, Management Incentive Interests and Units are the only limited liability company interests of the Company authorized for issuance;

(vi) (A) except as described in the Disclosure Package and the Prospectus, there are no preemptive rights or other rights under any of the Operative Agreements or the Operating Subsidiaries LLC Agreements, to subscribe for or to purchase, nor any restriction upon the voting or transfer of any equity securities of the Constellation Parties in each case pursuant to the Company LLC Agreement, Operating Subsidiaries LLC Agreement; (B) except as described in the Disclosure Package and the Prospectus or the Credit Agreement, to such counsel’s knowledge, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for limited liability company interests of or ownership interests in the Constellation Parties are outstanding under any of the Operative Agreements or the Operating Subsidiaries LLC Agreements; and (C) except as described in the Disclosure Package and Prospectus, no Person has the right, which has not been waived, under any Operative Agreements or the Operating Subsidiaries LLC Agreements to require the registration under the Act of any sale of securities issued by the Company by reason of the filing or the effectiveness of the Registration Statement;

(vii) the sale and issuance of the Sponsor Common Units to CEPH, the Class D Interests to CHI and the Class A Units and the Management Incentive Interests to CEPM pursuant to the Operative Agreements, as applicable, are exempt from the registration requirements of the Act and the securities laws of the State of Delaware, Maryland, New York, Alabama and Texas;

(viii) to the knowledge of such counsel, there is no contract or other document of a character required to be described in the Prospectus, or to be filed as an exhibit to the Registration Statement, that is not so described or filed as required by the Act; and the statements included in the Preliminary Prospectus included in the Registration Statement at the Effective Date and the Prospectus under the headings “Summary—The Offering,” “How We Make Cash Distributions,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Capital Resources and Liquidity—Reserve-Based Credit Facility,” “Business—Natural Gas Data—Torch Royalty NPI,” “Business—Environmental Matters and Regulation,” “Certain Relationships and Related Party Transactions,” “Conflicts of Interest and Fiduciary Duties,” “Description of Common Units” and “The Limited Liability Company Agreement” insofar as such statements summarize the law (provided that, with respect to “Business—Environmental Matters and Regulation,” such law is limited to the federal law of the United States of America), agreements, documents or proceedings discussed therein, are in all material respects accurate and fair summaries of such law, agreements, documents or proceedings;

(ix) the Registration Statement was declared effective under the Act as of November 14, 2006 at 5:00 p.m. Eastern Standard Time; any required filing of the Prospectus was filed with the Commission pursuant to subparagraph (4) of Rule 424(b) of the rules promulgated under the Act on November 15, 2006; no stop order suspending the effectiveness of the Registration Statement and, to the knowledge of such counsel, no proceedings for that purpose have been instituted or threatened; and the Registration Statement and the Prospectus (other than the financial statements and other financial and statistical information contained therein and the estimates of reserves and other reserve information contained therein, as to which such counsel need express no opinion) appear on their face to comply as to form in all material respects with the applicable requirements of the Act and the rules thereunder;

(x) the Agreement has been duly authorized and validly executed and delivered by the Constellation Parties;

(xi) each of the Operative Agreements to which any of the Constellation Entities is a party has been duly authorized, executed and delivered by each of the Constellation Entities party thereto;

(xii) assuming the due authorization, execution and delivery by each party thereto other than the members of the Constellation Entities, each of the Credit Agreement, the Omnibus Agreement, Contribution Documents, the Management Agreement and the License Agreement constitutes a valid and legally binding agreement of the Constellation Parties, CEPH and CEPM that are party thereto, enforceable against each such member of the Constellation Entities in accordance with its terms; subject to (A) applicable bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing and (C) in the case of the enforceability of equitable rights and remedies provided for in such agreements, equitable defenses and judicial discretion;

(xiii) none of the Constellation Parties is and, after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the Prospectus, none will be, an “investment company” as defined in the Investment Company Act of 1940, as amended;

(xiv) except such as have been obtained or made by the Company under the Act, the Exchange Act and except that no opinion is given with respect to applicable state securities laws, no consent, approval, authorization, filing with or order of any court or governmental agency or body is required by any of the Constellation Parties for the execution, delivery and performance by any of the Constellation Parties of this Agreement or the Operative Agreements to which such Constellation Party is a party or for the consummation of the transactions contemplated herein and in the Disclosure Package and the Prospectus;

(xv) none of the offering, issuance or sale of the Units, the application of the proceeds therefrom as described under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus, the execution, delivery or performance of the Agreement or the Operative Agreements by the parties thereto or the consummation of any of the transactions contemplated thereby, conflicts or will conflict with, or result or will result in, a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such an event), or imposition of any lien, charge or encumbrance upon any property or assets of any of the Constellation Parties (other than the liens, charges and encumbrances to be imposed or permitted under the Credit Agreement) pursuant to (A) the Company LLC Agreement or any Operating Subsidiaries LLC Agreement, (B) any Operative Agreement or any agreement filed as an exhibit to the Registration Statement or (C) any Applicable Law of the United States of America or the Delaware LLC Act, excluding in the case of clauses (B) and (C), any such breaches, violations, defaults, liens, charges or encumbrances that would not have a Material Adverse Effect; and

(xvi) the opinion of Andrews Kurth LLP that is filed as Exhibit 8.1 to the Registration Statement is confirmed, and the Underwriters may rely upon such opinion as if it were addressed to them.

In addition, such counsel shall state that it has participated in conferences with officers and other representatives of the Constellation Group and the independent public accountants of the Company and your representatives, at which the contents of the Registration Statement, the Disclosure Package and the Prospectus and related matters were discussed, and although such counsel has not independently investigated or verified, is not passing upon, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package and the Prospectus (except to the extent specified in paragraphs (viii) and (xvi) above). Based on the foregoing (relying as to factual matters in respect of the determination of materiality to the extent such counsel deems reasonable and appropriate upon the statements of fact made by officers and other representatives of the Constellation Group), no facts have come to such counsel’s attention that lead such counsel to believe that (A) the Registration Statement (other than (i) the financial statements and related schedules, including the notes thereto and auditor’s report thereon, (ii) the other information of a financial, statistical or accounting nature included in the Registration Statement and (iii) the estimates of reserves and other reserve information contained in the Registration Statement as to which such counsel need not comment), as of the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) that the Disclosure Package (other than (i) the financial statements and related schedules, including the notes thereto and auditor’s report thereon, (ii) the other information of a financial, statistical or accounting nature included in the Disclosure Package and (iii) the estimates of reserves and other reserve information contained in the Disclosure Package as to which such counsel need not comment), as of the Execution Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that the price of the Units and disclosures directly relating thereto and derived therefrom are included on the cover page of the Prospectus or under the captions “Use of Proceeds”, “Capitalization”, “Cash Distribution Policy and Restrictions on Distributions” and “Underwriting” in the Prospectus or in the unaudited pro forma financial information included therein, or (C) that the Prospectus (other than (i) the financial statements and related schedules, including the notes thereto and auditor’s report thereon, (ii) the other information of a financial, statistical or accounting nature included in the Prospectus and (iii) the estimates of reserves and other reserve information contained in the Prospectus as to which such counsel need not comment), as of its date and on the Closing Date or any other settlement date pursuant to Section 3 of the Agreement, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Such counsel’s opinion may be limited to matters governed by the laws of the States of New York and Texas, the Federal laws of the United States, the Delaware LLC Act and the General Corporation Law of the State of Delaware. Such counsel may rely, as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such counsel need not express any opinion with respect to the title of any of the Constellation Parties to any of their respective real or personal property or the accuracy of the descriptions or references in the Registration Statement or the Operative Agreements to any real or personal property, and need not express any opinion with respect to state or local taxes or tax statutes to which any of the members of the Company or any of the Constellation Entities may be subject.

“Applicable Laws” means those laws, rules and regulations of a specified jurisdiction that, in such counsel’s experience, are normally applicable to transactions of the type contemplated by the Agreement, without such counsel having made any special investigation as to the applicability of any specific law, rule or regulation, and which are not the subject of a specific opinion herein referring expressly to a particular law, rule or regulation; provided that the term “Applicable Laws” does not include:

(a) any municipal or other local law, rule or regulation, and any other law, rule or regulation relating to (i) pollution or protection of the environment, (ii) zoning, land use, building or construction codes or guidelines, (iii) labor, employee rights and benefits, or occupational safety and health, or (iv) public utility company regulation;

(b) antitrust laws and other laws regulating competition;

(c) antifraud laws;

(d) tax laws, rules or regulations;

(e) United States federal and state securities or blue sky laws, rules or regulations;

(f) the rules and regulations of the National Association of Securities Dealers, Inc.;

(g) the Natural Gas Act, as amended, and the rules and regulations promulgated thereunder by the Federal Energy Regulatory Commission; and

(h) any law, rule or regulation that may have become applicable to the Constellation Parties as a result of the involvement of any of the Underwriters with the transactions contemplated by the Agreement or because of any facts specifically pertaining to any of the Underwriters or because of the legal or regulatory status or the nature of the business of any of the Underwriters.

Exhibit B-2

(i) Each of Constellation and CHI is validly existing as a corporation in good standing under the laws of the State of Maryland with full corporate power and authority to own, lease and operate its properties and to conduct its business in which it is engaged and to enter into and perform its obligations under the Agreement and the Operative Agreements, as the case may be, and is duly registered or qualified to do business as a foreign corporation and is in good standing in each jurisdiction listed opposite its name on Schedule 1 hereto; and

(ii) CCG is validly existing as a corporation in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct its business in which it is engaged and to enter into and perform its obligations under the Agreement and the Operative Agreements, as the case may be, and is duly registered or qualified to do business as a foreign corporation and is in good standing in each jurisdiction listed opposite its name on Schedule 1 hereto; and

(iii) CEP Equity is validly existing in good standing as a limited liability company under the laws of the State of Delaware, with full limited liability company power and authority to own, lease and operate its properties and to conduct its business in which it is engaged, in each case in all material respects as described in the Disclosure Package and Prospectus, and to enter into and perform it obligations under the Operative Agreements, as the case may be, and is duly registered or qualified to do business as a foreign limited liability company and is in good standing in each jurisdiction listed opposite its name on Schedule 1 hereto; and

(iv) Constellation directly or indirectly owns 100% of the outstanding capital stock or limited liability company interests, as the case may be, of each of CHI, CCG, CEPM, CEPH and CEP Equity; all such stock or limited liability company interests have been duly authorized and validly issued in accordance with the Constellation Subsidiary Operative Documents and are fully paid (to the extent required in the applicable Constellation Subsidiary Operative Document) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and Constellation directly or indirectly owns all such stock or limited liability company interests, as the case may be, free and clear of all liens, encumbrances (except restrictions on transferability under their respective charter or bylaws or limited liability company agreement and restrictions on transfer under applicable securities laws or as described in the Prospectus, any security interest, charge or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware or Maryland, as the case may be, naming Constellation as debtor is on file in the office of the Secretary of State of Delaware or Maryland, as the case may be, or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act, the Delaware General Corporation Law and the Maryland General Corporation Law); and

(v) each of the Operative Agreements to which Constellation or CCG is a party has been duly authorized, executed and delivered by Constellation or CCG, as the case may be;

(vi) assuming the due authorization, execution and delivery by each party thereto other than the members of the Constellation Group, each of the Contribution Documents constitutes a valid and legally binding agreement of Constellation, CHI, CCG and CEP Equity that are party thereto, enforceable against each such Constellation Group member in accordance with its terms; subject to (A) applicable bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing and (C) in the case of the enforceability of equitable rights and remedies provided for in such agreements, equitable defenses and judicial discretion; and

(vii) to such counsel’s knowledge none of the Constellation Parties is in violation, breach or default (or, with the giving of notice or lapse of time, would be in violation, breach or default) of (A) any provision of its certificate of formation, limited liability company agreement or other organizational documents, (B) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, (C) any statute, law, rule, regulation, judgment, order or decree of any court, governmental, regulatory or administrative authority, agency or body, arbitrator or other authority having jurisdiction over any member of the Constellation Group or any of their properties, as applicable, or (D) the Oil and Gas Purchase Agreement or the Net Overriding Royalty Conveyance; and

(viii) except as would not give rise to a Material Adverse Effect, none of the members of the Constellation Group (excluding the Constellation Parties) is in violation, breach or default (or, with the giving of notice or lapse of time, would be in violation, breach or default) of (A) any provision of its certificate of formation, limited liability company agreement or other organizational documents, (B) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (C) any statute, law, rule, regulation, judgment, order or decree of any court, governmental, regulatory or administrative authority, agency or body, arbitrator or other authority having jurisdiction over any member of the Constellation Group or any of their properties as applicable; and

(ix) to such counsel’s knowledge none of the members of the Constellation Group (excluding the Constellation Parties) is in violation, breach or default (or, with the giving of notice or lapse of time, would be in violation, breach or default) of the Oil and Gas Purchase Agreement or the Net Overriding Royalty Conveyance; and

(x) except such as have been obtained or made by the Company under the Act, the Exchange Act and except that no opinion is given with respect to applicable state securities laws, no consent, approval, authorization, filing with or order of any court or governmental agency or body is required by any member of the Constellation Group other than the Constellation Parties for the execution, delivery and performance by any member of the Constellation Group other than the Constellation Parties of this Agreement or the Operative Agreements to which such member of the Constellation Group is a party or for the consummation of the transactions contemplated herein and in the Disclosure Package and the Prospectus; and

(xi) the statements included in the Preliminary Prospectus included in the Registration Statement at the Effective Date and the Prospectus under the heading “Business—Legal Proceedings” insofar as such statements summarize the law, agreements, documents of proceedings discussed therein, are in all material respects accurate and fair summaries of such law, documents or proceedings; and

(xii) (A) except as described in the Disclosure Package and the Prospectus, there are no preemptive rights or other rights, to subscribe for or to purchase, nor any restriction upon the voting or transfer of any equity securities of the Constellation Parties in each case pursuant to any agreement or instrument known to such counsel to which any of such entity is a party or by which any one of them may be bound; (B) except as described in the Disclosure Package and the Prospectus or the Credit Agreement, to such counsel’s knowledge, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for limited liability company interests of or ownership interests in the Constellation Parties are outstanding; and (C) except as described in the Disclosure Package and Prospectus, neither the offering or sale of the Units as contemplated by the Agreement nor the filing or effectiveness of the Registration Statement, gives rise to any rights, which have not been waived, pursuant to any agreement or instrument known to such counsel to which any of such entity is a party or by which any one of them may be bound, requiring the registration under the Act of any Units or other securities of any Constellation Party.

Exhibit B-3

Form of Opinion of Richards, Layton & Finger P.A.

(i) assuming the due authorization, execution and delivery by each party thereto other than the Constellation Entities, each of the Company LLC Agreement and the Operating Subsidiaries LLC Agreements constitutes a legal, valid and binding agreement of the Constellation Entities party thereto, enforceable against each such Constellation Entity in accordance with its respective terms; provided that with respect to each of the Company LLC Agreement and the Operating Subsidiaries LLC Agreements, the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium, liquidation and similar laws relating to or affecting creditors’ rights generally, the law of fraudulent transfer and conveyance, general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), applicable law relating to fiduciary duties, and judicial imposition of an implied covenant of good faith and fair dealing; provided further; that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy;

(ii) no consent, approval, authorization or order of, or filing with, any Delaware court or governmental agency or body is required solely in connection with the execution, delivery and performance by the Constellation Entities of the Company LLC Agreement and the Operating Subsidiaries LLC Agreements to which they are parties;

(iii) the Company has all necessary limited liability company power and authority to issue, sell and deliver (A) the Units, in accordance with and upon the terms and conditions set forth in the Agreement and the Company LLC Agreement and (B) the Sponsor Common Units, Class A Units, Class D Interests and Management Incentive Interests, in accordance with and upon the terms and conditions set forth in the Contribution Documents and the Company LLC Agreement;

Exhibit B-4

Form of Opinion of William T. Watson, LLC

The statements included in the Preliminary Prospectus included in the Registration Statement at the Effective Time of the Prospectus under the heading “Business—Environmental Matters and Regulation,” insofar as such statements summarizes the law of the State of Alabama, agreements, documents or proceedings discussed therein, are in all material respects accurate and fair summaries of such law, agreements documents or proceedings.